Exhibit 10.1

STANDSTILL AGREEMENT

$445,000 PROMISSORY NOTE DATED MARCH 13, 2013

This Standstill Agreement (“Agreement”) dated as of November 22, 2013 is by and between Players Network (the “Borrower”) and JMJ Financial (the “Lender”).

WHEREAS, the Borrower and the Lender entered into a $445,000 Promissory Note dated March 13, 2013 (the “Note”);

WHEREAS, the Lender paid $55,000 of Consideration to the Borrower on March 13, 2013 (the “First Payment”) and $25,000 of Consideration to the Borrower on June 5, 2013 (the “Second Payment”);

WHEREAS, the Principal Sum including Interest and OID owed to the Lender on the First Payment is $68,530 (the “First Payment Convertible Balance”) and the Principal Sum including Interest and OID owed to the Lender on the Second Payment is $31,150 (the “Second Payment Convertible Balance”);

WHEREAS, the Lender could convert the First Payment Convertible Balance into shares of common stock of the Borrower and would have been eligible since September 13, 2013 to sell those shares pursuant to Rule 144 under the Securities Act of 1933;

WHEREAS, the Lender could convert the Second Payment Convertible Balance into shares of common stock of the Borrower and will be eligible starting December 5, 2013 to sell those shares pursuant to Rule 144 under the Securities Act of 1933;

WHEREAS, the Lender has refrained at the Borrower’s request from converting the First Payment Convertible Balance into shares of common stock and from selling any shares from conversions;

WHEREAS, the Borrower anticipates obtaining an investment of at least $150,000 from another investor within the next couple weeks; and

WHEREAS, as an inducement for the other investor to invest the $150,000 into the Borrower, the Borrower is requesting that the Lender continue to refrain until February 22, 2014 from converting the First Payment Convertible Balance, and from converting the Second Payment Convertible Balance, into shares of common stock of the Borrower.

NOW, THEREFORE, the parties agree as follows:

1. Standstill. Lender may not convert any amount of the Note into common stock of the Borrower from the date of this Agreement through and including February 21, 2014 (the “Standstill Period”). The Lender may elect, by providing email notice to the Borrower, to terminate the Standstill Period prior to February 21, 2014 (i) at any time on or after December 16, 2013 if the Borrower has not obtained an investment of $150,000 of net cash to the Borrower from a single investor during the period starting on the date of this Agreement and ending on December 15, 2013, (ii) at any time if any other holder of a security or note issued by the Borrower converts any or all of their security or note into shares of common stock of the Borrower, or (iii) at any time if a breach of contract occurs or if an event of default occurs under the Note, whether or not such breach or event of default is cured or remedied.

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2. Recent Conversions. The Borrower represents and warrants to the Lender that in the sixty calendar days prior to the date of this Agreement the Borrower has not issued shares of common stock pursuant to conversions other than the issuances listed below:

Date             Share Amount

3. Notification. If the Borrower issues any shares of common stock pursuant to any conversion by any person at any time during the Standstill Period, the Borrower shall notify the Lender by email of such issuance within 24 hours after the time of the issuance and the Borrower shall specify in the notification the conversion price and the number of shares of common stock issued.

4. Compensation for Standstill. As consideration for the Lender agreeing to the Standstill, the Principal Sum of the Note shall increase by a liquidated damages fee of $10,000 as of the date hereof. The liquidated damages fee is payable regardless of whether the Lender elects to terminate the Standstill Period prior to February 21, 2014. The Borrower and the Lender agree that the liquidated damages fee of $10,000 tacks back to the original date of the Note for purposes of Rule 144 under the Securities Act of 1933.

ALL OTHER TERMS AND CONDITIONS OF THE $445,000 PROMISSORY NOTE REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this Agreement by signing below:

_________________________	____________________________
Mark Bradley	JMJ Financial
Players Network	Its Principal
Chief Executive Officer

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